DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Entity #
E0340182005-0
Document Number:
20050206199-64

Date Filed:
6/2/2005 8:00:27 AM
In the office of
Dean Heller
Dean Heller
Secretary of State

Articles of Incorporation
(PURSUANT TO NRS 78)

Important. Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	UNIVERSITY GIRLS CALENDAR LTD.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Inc. Plan of Nevada Name 613 Saddle Rider Court, Henderson, NEVADA 89015 Street Address, City, Zip Code Optional Mailing Address, City, State, Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: Par value: $ Number of shares without par value: 1,000
4. Names & Addresses of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Paul Pedersen Name 311 1881 Brunswick Street CANADA, Halifax, NS, B3J3L8 Street Address, City, State, Zip Code 2. Name Street Address, City, State, Zip Code 3. Name Street Address, City, State, Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator. (attach additional page if there is more than 1 incorporator)	Caroline Quigley Name Signature: Caroline Quigley 26C Trolley Square, Wilmington, DE, 19806 Address, City, State, Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. Caroline Quigley for Inc. Plan of Nevada Authorized Signature of R. A. or On Behalf of R. A. Company June 2, 2005 Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Canada Customs and Revenue Agency | Agence des douanes et du revenu du Canada

BUSINESS NUMBER SUMMARY OF ACCOUNTS

RC33 E (02)
002903

Business number
84219 1272

Toll-free in Canada
1-800-959-5525
Facsimile Number

BUSINESS NUMBER
CANADA CUSTOMS
AND REVENUE AGENCY
ST. JOHN'S TAX CENTRE
290 EMPIRE AVE
ST. JOHN'S NL A1B 3Z1

Business Identification

Name
UNIVERSITY GIRLS CALENDAR LTD.

Operating or trading name(s)
NOT PROVIDED

Legal entity information

Business address
2000 MANSFIELD STE 1400
MONTREAL QC H3A 3A2

Mailing address
C/O CORPORATION CENTRE.CA
2000 MANSFIELD STE 1400
MONTREAL QC H3A 3A2

Legal status
CORPORATION

Language
ENGLISH

Type of operation

Corporation information
Incorporation certificate number
3100703

Incorporation date
2005-04-27

Contact name
PAUL
PEDERSEN

Title

Telephone number
1-514-806-2677

Fax number
NOT PROVIDED

Owner / partner / director information

Name
PAUL
PEDERSEN

Work telephone number	Work fax number	Home telephone number	Home fax number
1-514-806-2677	NOT PROVIDED	NOT PROVIDED	NOT PROVIDED